UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2006

The Smith & Wollensky Restaurant Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16505	58-2350980
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

880 Third Avenue New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 838-2061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240. l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On February 26, 2007, Patina Restaurant Group, LLC, a Delaware limited liability company (“Parent”), SWRG Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation (the “Company”), entered into an agreement and plan of merger (the “Merger Agreement”). Under the terms of the Merger Agreement and subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into the Company, with the Company surviving (the “Merger”). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

At the effective time of the Merger, each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than any shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law) shall be canceled and converted into the right to receive from the Surviving Corporation $9.25 in cash.

The board of directors of the Company (the “Board”) approved the Merger Agreement following the unanimous recommendation of a committee of the Board comprised entirely of independent directors (the “Special Committee”).

The consummation of the Merger is conditioned upon, among other things, the adoption of the Merger Agreement by the stockholders of the Company, regulatory approvals and other customary closing conditions.

Pursuant to Delaware General Corporation Law and the Company's charter, the Merger must be approved by the holders of a majority of the shares of the outstanding Common Stock. In addition, pursuant to the Merger Agreement, the Merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or voting by proxy at the stockholder meeting relating to the Merger (not including any shares of Common Stock beneficially owned by Mr. Alan Stillman). See “Stillman Agreement” and “Voting Agreement” below.

The Company, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company may not solicit competing proposals or, subject to exceptions that permit the Special Committee or the Board to comply with their fiduciary duties, participate in any discussions or negotiations regarding alternative proposals.

The Merger Agreement may be terminated under certain circumstances, including if the Special Committee or the Board has determined that it intends to enter into a transaction with respect to a superior proposal and the Company otherwise complies with certain terms of the Merger Agreement. Upon the termination of the Merger Agreement, under specified circumstances, the Company will be required to reimburse Parent for its transaction expenses up to $600,000 and, under specified circumstances, the Company will be required to pay Parent a termination fee of $2,464,600.

The description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in disclosure schedules provided by the Company to Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and the Parent, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Merger Sub.

The Stillman Agreement

As an inducement for Parent to enter into the Merger Agreement, Parent and Alan N. Stillman, the Company’s Chairman and Chief Executive Officer, entered into an agreement dated February 26, 2007 (the “Stillman Agreement”). Pursuant to the Stillman Agreement, immediately after the closing of the Merger, Mr. Stillman or his designees (the “Stillman Group”) will acquire certain assets from the Company consisting of real property owned by the Company in Dallas and New Orleans, the leases relating to three New York City restaurants (Quality Meats, Cité and Park Avenue Cafe), the management agreements relating to three New York City restaurants (Smith & Wollensky, Maloney & Porcelli and Post House), the lease of the Company’s headquarters in New York and all assets relating to the foregoing.

In consideration for such purchase, the Stillman Group will pay $5,304,057 in cash and/or stock of the Company, plus assume numerous liabilities and contingent obligations of the Company, including the following: any sales, real property transfer or income taxes relating to the acquisition; mortgages on properties in New Orleans and Miami aggregating approximately $3.2 million; $800,000 of capital lease obligations; all expenses of the Company relating to the Merger, including legal, accounting, proxy fees, severance, change of control and other payments to employees of the Company estimated to exceed an aggregate of $4 million; contingent obligations under various lawsuits (in amounts which cannot presently be determined); certain capital improvements and other costs relating to the Smith & Wollensky restaurant in Las Vegas and to the Company generally; and all known and unknown obligations or liabilities relating to the assets to be acquired. The foregoing is a summary of the Stillman Agreement and is qualified in its entirety by the Stillman Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Voting Agreement

On February 26, 2007, in connection with the Merger, Alan N. Stillman, Stillman’s First, Inc., La Cite, Inc., White & Witkowksy, Inc., Thursdays Supper Pub, Inc., Alan N. Stillman Grantor Retained Annuity Trust and Donna Stillman entered into a voting agreement with Parent (the “Voting Agreement”) pursuant to which such persons have agreed to vote all their shares of Common Stock in favor of the Merger and against any action or agreement that would result in a breach by the Company under the Merger Agreement or would impede or interfere with the Merger. The Voting Agreement will terminate upon termination of the Merger Agreement in accordance with its terms. The foregoing is a summary of the Voting Agreement and is qualified in its entirety by the Voting Agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to License Agreement

As a condition to entering into the Merger Agreement, Parent required that St. James Associates, L.P. (“St. James”) agree to amend various provisions of the amended and restated sale and license agreement dated January 1, 2006 between St. James and the Company (the “License Agreement”). Mr. Stillman and an unrelated party are the general partners of St. James. In order to effectuate this amendment, the consent of both general partners was required. On February 26, 2007, Parent and St. James entered into a letter agreement (the “Letter Agreement”) pursuant to which the License Agreement will be amended effective on the closing of the Merger to effectuate the following: Parent has agreed to open at least two new Smith & Wollensky restaurants and to open or make advance payments of additional royalty payments for two additional such restaurants within six years; St. James will eliminate the 1% royalty fee on all restaurant and non-restaurant sales at any steakhouse owned or operated by Parent or its affiliates if such restaurant does not use the Smith & Wollensky name and is located in specified countries in Asia, provided such royalty will continue to be payable until Parent has fulfilled its build-out obligations; St. James agreed to eliminate the posting by assignees of a letter of credit in connection with the assignment of the License Agreement; and St. James agreed to other technical amendments. Based on Parent’s representations to St. James that the principals of Parent are reputable restaurant operators that have managed high quality fine dining restaurants continuously for at least five years and that Parent is a nationally known reputable company active in the food service business, St. James acknowledged that the Merger Agreement is expressly permitted by the License Agreement. The foregoing is a summary of the Letter Agreement and is qualified in its entirety by the Letter Agreement, which is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

The Company and St. James also entered into a letter agreement pursuant to which the parties acknowledged that Quality Meats is a steakhouse within the meaning of the License Agreement and the Company must pay a 1% annual royalty on all restaurant and non-restaurant sales therefrom. The foregoing is a summary of the letter agreement and is qualified in its entirety by the letter agreement, which is filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, the Company will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s Web site. Free copies of the Company’s SEC filings are also available on the Company’s Web site at www.smithandwollensky.com. The information contained in, and that can be accessed through, the Company’s Web site is not incorporated into and does not form a part of this Current Report on Form 8-K.

Participants in the Solicitation

Smith & Wollensky and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information regarding the officers and directors of Smith & Wollensky is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on May 8, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed Merger.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended January 2, 2006, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC. The Company does not undertake an obligation to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)                  Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated February 26, 2007, by and among Patina Restaurant Group, LLC, a Delaware limited liability company (“Parent”); SWRG Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent; and The Smith & Wollensky Restaurant Group, Inc., a Delaware corporation.*

99.1	Agreement, dated February 26, 2007, between Patina Restaurant Group, LLC and Alan Stillman.
99.2	Voting Agreement, dated February 26, 2007, among Patina Restaurant Group, LLC and certain holders of Common Stock of The Smith & Wollensky Restaurant Group, Inc.
99.3

Letter Agreement, dated February 26, 2007, relating to proposed amendments to Amended and Restated Sale and License Agreement dated as of January 1, 2006, by and between St. James Associates, L.P. and The Smith & Wollensky Restaurant Group, Inc.

99.4	Letter Agreement dated February 26, 2007, between St. James Associates, L.P. and The Smith & Wollensky Restaurant Group, Inc. relating to royalty payments for Quality Meats.

__________________

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The

Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon                request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.
By:	/s/ Samuel Goldfinger
Samuel Goldfinger
Chief Financial Officer

Date: February 28, 2007

Exhibit Index

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated February 26, 2007, by and among Patina Restaurant Group, LLC, a Delaware limited liability company (“Parent”); SWRG Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent; and The Smith and Wollensky Restaurant Group, Inc., a Delaware corporation.*

99.1	Agreement, dated February 26, 2007, between Patina Restaurant Group, LLC and Alan Stillman.
99.2	Voting Agreement, dated February 26, 2007, among Patina Restaurant Group, LLC and certain holders of Common Stock of The Smith & Wollensky Restaurant Group, Inc.
99.3

Letter Agreement, dated February 26, 2007, relating to proposed amendments to Amended and Restated Sale and License Agreement dated as of January 1, 2006, by and between St. James Associates, L.P. and The Smith & Wollensky Restaurant Group, Inc.

99.4	Letter Agreement dated February 26, 2007, between St. James Associates, L.P. and The Smith & Wollensky Restaurant Group, Inc. relating to royalty payments for Quality Meats.

__________________

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The

Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon                request.